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[Deloitte & Touche LETTERHEAD]




December 6, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-KA of PH Group, Inc. dated December 6, 2000.

Yours Truly,




/s/Deloitte & Touche LLP









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